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                                                                 EXHIBIT 10.1(b)

                                 FIRST AMENDMENT

                                       TO

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          DATED AS OF SEPTEMBER 1, 2004

                                      AMONG

                            BILL BARRETT CORPORATION,

                                  AS BORROWER,

                                 THE GUARANTORS,

                              JPMORGAN CHASE BANK,

                            AS ADMINISTRATIVE AGENT,

                              FLEET NATIONAL BANK,
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION,
                           AS CO- SYNDICATION AGENTS,

                         HARRIS NESBITT FINANCING, INC.,
                              ROYAL BANK OF CANADA,
                                 COMERICA BANK,
                                       AND
                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                           AS CO-DOCUMENTATION AGENTS,

                                       AND

                            THE LENDERS PARTY HERETO

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            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") dated as of September 1, 2004, is among BILL BARRETT CORPORATION, a Delaware corporation (the "Borrower"); each of the undersigned guarantors (the "Guarantors", and together with the Borrower, the "Obligors"); each of the lenders party to the Credit Agreement referred to below (collectively, the "Lenders"); JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); Fleet National Bank and U.S. Bank National Association, as Co-Syndication Agents for the Lenders; and Harris Nesbitt Financing, Inc., Royal Bank of Canada, Comerica Bank and Deutsche Bank Trust Company Americas, as Co-Documentation Agents for the Lenders.

                                 R E C I T A L S

      A. The Borrower, the Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 4, 2004 (the "Credit Agreement"), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

      B. The Borrower has proposed to acquire certain Properties pursuant to that certain Purchase and Sale Agreement, dated as of August 17, 2004, by and among Calpine Corporation, a Delaware corporation, and Calpine Natural Gas L.P., a Delaware limited partnership (the "Sellers"), and the Borrower (together with the other documents and agreements relating thereto, the "Purchase Agreement"; the transactions contemplated thereby are herein referred to as the "Acquisition"; and the Properties to be acquired by the Borrower pursuant to the Acquisition are referred to herein as the "Acquisition Properties").

      C. To finance a portion of the purchase price for the Acquisition and related fees and expenses, the Borrower will enter into that certain $150,000,000 Senior Subordinated Credit and Guaranty Agreement dated of even date herewith (the "Bridge Credit Agreement") among the Borrower, the Guarantors, as subsidiary guarantors, the several lenders from time to time parties thereto, and Goldman Sachs Credit Partners L.P., as administrative agent for the bridge lenders, as an unsecured senior subordinated bridge financing to the Borrower's proposed public offering of common stock or other securities of the Borrower.

      D. The Credit Agreement restricts the Borrower from incurring indebtedness under the Bridge Credit Agreement and from incurring indebtedness into which the Bridge Credit Agreement Indebtedness may be converted (such indebtedness, upon conversion being "Term Loans") or for which it may be exchanged (any such indebtedness, upon exchange being "Exchange Notes") or other indebtedness incurred by the Borrower to repay, in whole or in part, the aggregate amount then outstanding under Bridge Credit Agreement, the Term Loans or the Exchange Notes (such other indebtedness being the "Permanent Debt Securities").

      E. The Borrower has requested and the Administrative Agent and the Lenders have agreed to certain modifications as set forth herein in order to facilitate the financing transactions contemplated above and to make certain other changes to the Credit Agreement.

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      F. NOW, THEREFORE, to induce the Agents and the Lenders to enter into this
First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

      Section 2. Amendments to Credit Agreement.

      2.1 Amendments to Section 1.02.

            (a) The following definitions are hereby added where alphabetically appropriate to read as follows:

            "Bridge Credit Agreement" means that certain Senior Subordinated Credit and Guaranty Agreement, dated as of September 1, 2004, by and among the Borrower, the Guarantors, the several lenders from time to time parties thereto, and Goldman Sachs Credit Partners L.P., as administrative agent for the lenders, as the same shall be amended, supplemented or otherwise modified from time to time in accordance with Section 9.04(b).

            "Equity Offering" means any issuance and sale by the Borrower, whether public or private, of any Equity Interests (other than Disqualified Capital Stock) of the Borrower or any other capital contribution from shareholders of the Borrower; provided that issuances of securities pursuant to employee benefit plans shall not be considered to be "Equity Offerings".

            "Exchange Indenture" means the indenture dated as of September 1, 2004 among the Borrower, certain subsidiaries of the Borrower and Wells Fargo Bank, N.A., as trustee.

            "Exchange Notes" means the senior subordinated notes issued under the Exchange Indenture.

            "First Amendment" means that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 1, 2004, among the Borrower, the Guarantors, the Agents, and the Lenders party thereto.

            "Permanent Debt Securities" means any subordinated Indebtedness constituting Permitted Refinancing Debt incurred in respect of the Bridge Credit Agreement, the Term Loans or the Exchange Notes.

            "Permitted Refinancing Debt" means Debt (for purposes of this definition, "new Debt") incurred in exchange for, or proceeds of which are used to refinance, in whole or

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      in part, any other Debt (the "Refinanced Debt"); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of
      (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount (rounded up to the next higher integral multiple of $5,000,000) necessary to pay all accrued and unpaid interest, including any interest paid in kind, any fees and expenses, including premiums, underwriting discounts and other issuance costs, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than September 1, 2010 and requires no scheduled amortization of principal prior to September 1, 2010; (c) such new Debt does not require the payment of interest in cash (excluding interest paid in kind, added to principal or paid as "Permitted Junior Securities" as defined in the Exchange Indenture) at any time prior to September 1, 2010 at a rate per annum in excess of 18% and a total stated rate per annum in excess of 20% (and for purposes of this clause original issue discount and Equity Interests issued to the holders of such Debt as consideration for the acceptance of such Debt shall not be considered interest) plus an additional default rate not to exceed 2% per annum; (d) such new Debt does not contain any covenants or defaults which are more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt unless the Borrower and Guarantors shall have executed and delivered a contemporaneous amendment to this Agreement and the other Loan Documents to make comparable changes; and (e) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt on terms that either (i) are not in any respect less favorable to any of the Agents or Lenders than the provisions set forth in Section 9 of the Bridge Credit Agreement or Article 10 of the Exchange Indenture and the definitions of defined terms used therein (in each case as in effect on the date on which the First Amendment became effective) or (ii) are reasonably satisfactory to the Administrative Agent.

            "Subordinated Debt" means any Debt issued pursuant to Section 9.02(i) or any Debt evidenced by the Bridge Credit Agreement, the Term Loans and/or the Exchange Notes and, in each case, any Permitted Refinancing Debt in respect thereof.

            "Subordinated Debt Documents" means: (i) in respect of the Bridge Credit Agreement, the Bridge Credit Agreement and the other Transaction Documents (as defined in the Bridge Credit Agreement), (ii) in respect of the Exchange Notes, the Exchange Indenture, (iii) in respect of Debt issued pursuant to Section 9.02(i), any document pursuant to which such Debt is issued, and (iv) in respect of any Permanent Debt Securities constituting Permitted Refinancing Debt, such other agreements and documents as may be executed to evidence such Indebtedness, as the same shall be amended, supplemented or otherwise modified from time to time in accordance with Section 9.04(b).

            "Term Loans" means the "Term Loans" referred to (and as defined in) the Bridge Credit Agreement, as in effect on the date the First Amendment became effective.

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      (b)   The following terms are amended in their entirety:

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, no Person that owns directly or indirectly any of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" merely by virtue of its ownership of such Equity Interests. "Controlling" and "Controlled" have meanings correlative thereto.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section
      2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b); and "Commitments" means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender's Commitment shall at any time be the lesser of
      (i) such Lender's Maximum Credit Amount, and (ii) such Lender's Applicable Percentage of the then effective Tranche A Portion and Tranche B Portion, as the case may be, of the Borrowing Base.

            "Reserve Report" means the Initial Reserve Report and a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirements at the time, together with a supplement indicating future net income based upon the Administrative Agent's usual and customary pricing assumptions for oil and gas loans then in effect, in each case reflecting Swap Agreements in place with respect to such production.

            "Tranche B Portion" means that portion of the Borrowing Base equal to, prior to Tranche B Termination Date, $45,000,000 less (i) any optional reductions to such amount under Section 2.07(e) and (ii) any reductions resulting from the conversion or reclassification of existing Oil and Gas Properties owned by the Borrower or any Subsidiary to "proved, developed producing" with a corresponding increase in the Tranche A Portion; and, from and after the Tranche B Termination Date, $0.

            "Tranche B Termination Date" means the earlier to occur of (i) the date on which the Borrower permanently terminates all of the Tranche B Portion pursuant to Section 2.07(e) and pays in full all outstanding Tranche B Loans and (ii) November 30, 2005.

      (c) The term "Facility Amount" is hereby deleted.

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      2.2 Amendment to Section 3.04(c). Section 3.04(c) is hereby amended by inserting the following new clause (vi):

            (vi) If, at any time, after the receipt by the Borrower or any Subsidiary of net cash proceeds from any disposition of property which disposition would require (whether or not such requirement is waived) the Borrower or such Subsidiary to make a mandatory prepayment or an offer to repurchase or redeem in respect of any Subordinated Debt, then, on the Business Day immediately prior to the date on which such mandatory prepayment or offer in respect of the Subordinated Debt would otherwise become due and payable, the Borrower or such Subsidiary shall make a prepayment (and the Aggregate Maximum Credit Amounts of the Lenders shall automatically and permanently reduce) in an amount equal to such excess cash proceeds.

      2.3 Amendment to Section 8.01. Section 8.01 is hereby amended by inserting the following Section 8.01(q).

            (q) Acquisition Notices. In the event that after the effective date of the First Amendment: (i) the Borrower is required or decides to purchase any of the Properties which had previously been excluded from the Acquisition Properties (as defined in the First Amendment) in accordance with the terms of the Purchase Agreement (as defined in the First Amendment), (ii) the Borrower is required to honor any preferential purchase right in respect of any Acquisition Property which has not been waived, (iii) any matter is disputed in accordance with the terms of the Purchase Agreement or any such disputed matter is resolved, (iv) the discovery of any "interest additions", (v) any material notices are received or delivered by the Borrower pursuant to the Purchase Agreement, or (vi) the Borrower and the Sellers (as defined in the First Amendment) calculate and agree upon the "final recapitulation statement" and "final recap amount" as contemplated by the Purchase Agreement, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances.

      2.4 Amendment to Section 8.12. Section 8.12 is hereby amended by (i) deleting therefrom each reference to "January 1" and substituting therefor "December 31" and (ii) deleting therefrom the reference to "January 1st" and substituting therefor "December 31st".

      2.5 Addition of Section 8.16. Section 8.16 is hereby added, which reads in its entirety as follows:

            Section 8.16 Swap Agreements. On or prior to September 30, 2004, the Borrower shall furnish evidence to the Administrative Agent that the Borrower has purchased one or more Swap Agreements (i) with one or more Approved Counterparties, (ii) which have, if such Swap Agreements are floors or collars, a floor strike price and if such Swap Agreements are price swaps, a fixed price of not less than $4.75/MMBTU (Colorado Interstate Gas Rockies), and (iii) which have aggregate notional volumes of not less than (x) during 2005, an average of 20,000MMBTU per day, and
      (y) during 2006, an average of 25,000MMBTU per day.

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      2.6 Amendment to Section 9.01. Sections 9.01(b) and 9.01(c) are hereby deleted and the following inserted in lieu thereof:

            (b) Ratio of Total Debt to EBITDAX. The Borrower will not, as of any date of determination, permit its ratio of Total Debt as of such day to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date of determination for which financial statements are available to be greater than (i) prior to November 30, 2005, 4.0 to 1.0, and (ii) thereafter, 3.5 to 1.0.

            (c) Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities (excluding (A) non-cash obligations under FAS 133 and (B) any amounts under the Bridge Credit Agreement that may be classified as current liabilities) to be less than 1.0 to 1.0.

      2.7 Amendment to Section 9.02(k). Section 9.02 is hereby amended by inserting the following Section 9.02(k):

            (k) Debt under the Bridge Credit Agreement, the Term Loans, the Exchange Notes and Permitted Refinancing Debt in respect thereof.

      2.8 Amendment to Section 9.04(b). Section 9.04 is hereby deleted and the following is inserted in lieu thereof:

            (b) Redemption or Repayment of Subordinated Debt. The Borrower will not, and will not permit any Subsidiary to, prior to the date that is one year after the Maturity Date: (i) call, make or offer to make any voluntary or optional Redemption of or otherwise voluntarily or optionally Redeem (whether in whole or in part) any Subordinated Debt except with the cash proceeds of (A) an Equity Offering (provided, that if the Borrower receives cash proceeds from an Equity Offering to Permitted Holders at any time when any prepayment is due under Section 3.04(c)(ii) or 3.04(c)(iii), then a portion of such cash proceeds, in an amount equal to the least of
      (x) 50% of such cash proceeds, (y) the amount due in respect of such required prepayment and (z) $5,000,000, shall be applied to such prepayment), (B) Permitted Refinancing Debt (including without limitation the repayment of any Debt under the Bridge Credit Agreement with the proceeds of the Term Loans or the Exchange Notes or any Permanent Debt Securities constituting Permitted Refinancing Debt) or (C) any asset sale to the extent not required by this Agreement to be applied to repayment of Indebtedness and a concurrent reduction in the Commitments; (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any notes evidencing any Subordinated Debt or any indenture, agreement, instrument, certificate or other document (including the Bridge Credit Agreement, the Indenture, any other Subordinated Debt Document and any other document or agreement relating thereto) relating to any Subordinated Debt if (A) the effect of such amendment, modification or waiver is (1) to shorten the final maturity to a date earlier than September

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      1, 2010, (2) to require any payment of principal thereof (except payments permitted by Section 9.04(b)(i)) on any date earlier than September 1, 2010, or (3) to increase the rate of interest payable in cash at any time prior to September 1, 2010 so that the aggregate of all such interest payable in cash (excluding interest paid in kind, added to principal or paid as "Permitted Junior Securities" as defined in the Exchange Indenture) exceeds 18% per annum and the aggregate of all interest at any time prior to September 1, 2010 exceeds a 20% per annum (and for purposes of this clause original issue discount and Equity Interests issued to the holders of such Debt as consideration for the acceptance of such Debt shall not constitute interest) plus an additional default rate not to exceed 2% per annum or shorten any period for payment of any such cash interest or modify the method of calculating the interest rate, (B) such action requires the payment of a consent, amendment, waiver or other similar fee in excess of 2.5% in any 12-month period, (C) such action adds covenants or defaults to the extent more restrictive than those contained in the Bridge Credit Agreement or this Agreement and the other Loan Documents unless the Borrower and Guarantors shall have executed and delivered a contemporaneous amendment to this Agreement and the other Loan Documents to make comparable changes to this Agreement or the other Loan Documents, or (D) such action secures any such Debt, provided that the foregoing clauses (A) through (D) shall not prohibit the execution of agreements in connection with the issuance of Permitted Refinancing Debt or the addition of guarantors if required by the terms thereof; or (iii) designate any Debt (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as "Specified Senior Indebtedness" or "Specified Guarantor Senior Indebtedness" or give any such other Debt any other similar designation for the purposes of any indentures or other documents relating to any subordinated Debt permitted hereunder..

      2.9 Amendment to Section 9.16. Section 9.16 is hereby amended by deleting the "or" prior to the beginning of subsection 9.16(e) and inserting the following at the end thereof:

            or (f) the Bridge Credit Agreement or the Term Loans or any Permanent Debt Security to the extent such a limitation does not prevent the granting of Liens to secure the Indebtedness in an aggregate principal amount of less than $250,000,000 (plus interests, cost and the other obligations contemplated by the definition thereof), as such amount may be reduced after giving effect to permanent reductions in the Commitment resulting from asset sale repayments.

      2.10 Addition of Section 9.19. Section 9.19 is hereby added as follows:

            Section 9.19 Swap Agreement Termination. The Borrower shall maintain the hedged position established pursuant to Section 8.16 during the period specified therein and shall neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements required by Section 8.16; provided, however, that the foregoing shall not prevent the Borrower from in effect canceling its position under any specific Swap Agreement if the remaining Swap

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      Agreements hedge, in the aggregate, notional volumes of not less than the amount required by this Agreement.

      2.11 Amendment to Section 11.10. Section 11.10 is hereby deleted in its entirety and the following is inserted in lieu thereof:

            Section 11.10 The Arranger, the Syndication Agents and the Documentation Agents. The Arranger, the Syndication Agents and the Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

      2.12 Amendment to Section 12.02(b). Section 12.02(b)(iii) is hereby amended by adding the following phrase at the end thereof:

            or amend, without the consent of the Super-Majority Lenders, Section
      9.02 to the extent the effect thereof would be to increase the amount of Debt the Borrower and its Subsidiaries can incur without a redetermination of the Borrowing Base

      2.13 Assignments of Maximum Credit Amounts; Resignation of Agent. Pursuant to Section 12.04(b) and in lieu of the delivery of any Assignment and Assumption, each of the following: Bank One, NA (Main Office Chicago) and Wachovia Bank National Association (each a "Selling Lender") hereby severally assigns and sells, as contemplated by Section 12.04(b), and each of the Lenders on Annex I to this First Amendment (each a "Purchasing Lender") hereby severally assumes and purchases, as contemplated by Section 12.04(b), undivided interests in all of the Maximum Credit Amounts, Loans and L/C Exposure of each of the Selling Lenders so that, after giving effect to all such assignments and assumptions, the Maximum Credit Amount of each Lender will be as set forth on Annex I to this First Amendment. The Administrative Agent waives the fee payable to the Administrative Agent pursuant to Section 12.04(c)(ii)(C). Bank One, NA (Main Office Chicago) hereby resigns as Co-Documentation Agent pursuant to
Section 11.06. The Borrower and the Lenders hereby waive all notice and other conditions to such resignation set forth in Section 11.06.

      2.14 Appointment of New Agents. Each of the Lenders and each Issuing Bank hereby irrevocably (subject to Section 11.06) appoints Harris Nesbitt Financing, Inc., Royal Bank of Canada, Comerica Bank and Deutsche Bank Trust Company Americas, as Co-Documentation Agents for the Lenders, and Fleet National Bank and U.S. Bank National Association, as Co- Syndication Agents for the Lenders and authorizes each to take such actions on its behalf and to exercise such powers as are delegated to it by the terms of the Credit Agreement and the other Loan Documents, if any, together with such actions and powers as are reasonably incidental thereto. Each of the foregoing hereby accept such appointments.

      Section 3. Redetermination of Borrowing Base; Tranche A/B Portion and PV. Subject to adjustments pursuant to Section 4.13 of this First Amendment, the parties hereto hereby agree that (i) the amount of the Borrowing Base shall be $200,000,000, (ii) the Tranche A Portion shall be $155,000,000, (iii) the Tranche B Portion shall be $45,000,000, and (iv) the

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Present Value for purposes of Section 9.01(d) shall be $525,000,000. Each of the foregoing amounts shall be the new Borrowing Base effective and applicable to the Borrower, the Agents, and the Lenders until the next redetermination or adjustment to the Borrowing Base pursuant to and in accordance with the terms of the Credit Agreement.

      Section 4. Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the "Effective Date"):

      4.1 The Administrative Agent shall have received from all of the Agents, Lenders, and Obligors, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

      4.2 The Administrative Agent, the Agents and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

      4.3 The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in an amount equal to its Maximum Credit Amount after giving effect of this First Amendment in a principal amount equal to its Maximum Credit Amount dated as of the date hereof. Each Lender hereby agrees to promptly deliver to the Borrower after the Effective Date the original
Note issued by such Lender as of February 4, 2004.

      4.4 The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described in Exhibit A hereto. In connection with the execution and delivery of such Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (e), (g) and (h) of the definition thereof, but subject to the provisos at the end of such definition) on at least 85% of the total value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and the reserve report with respect to the Acquisition Properties.

      4.5 The Administrative Agent shall have received title information as they may reasonably require setting forth the status of title to at least 85% of the total value of the Acquisition Properties, including copies of the releases of Liens of the Seller on the Acquisition Properties and UCC and other Lien searches related to the Sellers and the Acquisition Properties.

      4.6 The Administrative Agent shall be reasonably satisfied with the environmental condition of the Acquisition Properties.

      4.7 The Agents and the Lenders shall have received the following Engineering Reports: (i) regarding the Acquisition Properties, that certain Reserve Report dated as of August 17, 2004 prepared by the Borrower and evaluating the Acquisition Properties as of July 1, 2004, and (ii) regarding the Oil and Gas Properties of the Company and its Subsidiaries, that certain Reserve Report dated as of August 17, 2004 prepared by the Borrower and evaluating the Oil and Gas Properties of the Company and its Subsidiaries as of June 30, 2004.

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      4.8 The Administrative Agent shall have received an opinion dated as of the date hereof of (a) Patton Boggs LLP, special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and (b) local counsel in the state of Colorado and any other jurisdictions requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

      4.9 The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.13 of the Credit Agreement.

      4.10 The Administrative Agent shall have received satisfactory evidence that the Borrower shall have received a gross proceeds from the Bridge Credit Agreement of not less than $150,000,000, as may be adjusted to reflect purchase price adjustments pursuant to the Purchase Agreement with respect to the Acquisition, provided that if such adjustment is greater than $1,500,000, then such adjustment shall be satisfactory to the Administrative Agent.

      4.11 The Administrative Agent shall have received copies of the Bridge Credit Agreement (which shall be in form and substance reasonably satisfactory to the Administrative Agent), certified by a Responsible Officer as true and complete.

      4.12 The Agents and the Lenders shall be reasonably satisfied that (i) the Borrower shall have received all Governmental Approvals and other approvals of other Persons necessary or desirable for the consummation of the Acquisition and the operation of the Acquisition Properties by the Borrower (other than those set forth on Schedule 3.1(f) to the Purchase Agreement with respect to the Acquisition) and (ii) there shall be no litigation pending, or to the knowledge of the Borrower, threatened which would impair or delay the consummation of the Acquisition.

      4.13 The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that the Borrower is concurrently consummating the Acquisition in accordance with the terms of the Purchase Agreement (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated thereby; (ii) as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Purchase Agreement and specifying, by category, the amount of such adjustment; (iii) that attached thereto is a true and complete list of all amounts placed in escrow pursuant to the Purchase Agreement and a description of the affected Properties and the circumstances relating to the placement of such funds in escrow; (iv) that attached thereto is a true and complete list of the Acquisition Properties which have been excluded from the Acquisition pursuant to the terms of the Purchase Agreement, specifying with respect thereto the basis of exclusion as (A) title defect, (B) preferential purchase right or (C) environmental defects; (v) that attached thereto is a true and complete list of all Properties for which any Seller has elected to cure a title defect, (vi) that attached thereto is a true and complete list of all Acquisition Properties for which the Borrower has elected to remediate an adverse environmental condition, and (vii) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (b) a true and complete executed copy of the Purchase Agreement and each other agreement or document relating thereto; (c) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; and (d) such other related documents and information as the Administrative Agent shall have reasonably requested.

      The Borrower recognizes and agrees that it shall have delivered to the Administrative Agent a preliminary draft of the certificate described herein not less than two (2) Business Days prior to the date hereof identifying which Acquisition Properties will be excluded from the Acquisition. The Administrative Agent and the Borrower shall jointly allocate a Borrowing Base value for each such excluded Property and shall, promptly upon making such allocation, notify the Borrower and each Lender of such allocation. If the aggregate value as reflected in the applicable Reserve Report of Acquisition Properties excluded under clause (iv) of the preceding paragraph is less than or equal to $2,500,000, the Borrowing Base will not be adjusted. If either the aggregate value as reflected in the applicable Reserve Report for the Acquisition Properties excluded under clause (iv) of the preceding paragraph is greater than $2,500,000 or any Acquisition Properties are excluded for other reasons or any Seller in respect thereof makes any adjustment to the purchase price under the Acquisition Documents, then the Administrative Agent shall suggest to the Lenders a Borrowing Base value for each such excluded Property or such Property subject of such adjustment and the Required Lenders shall reach a consensus as to all allocation of value for such Property. Promptly upon the making by the Required Lenders of such allocation, the Administrative Agent shall notify the Borrower and each Lender of such allocation.

      4.14 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

      4.15 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

      The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

      Section 5. Miscellaneous.

      5.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

      5.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:
(i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Borrower and each other Loan Party hereby (A) represents and warrants to the Administrative Agent, each other Agent and each Lender that, upon the due recording of the Security Instruments listed in Exhibit A attached hereto, the Lenders have a first priority Lien on, and security interest in, Oil and Gas Properties of the Borrower constituting at least 85% of the Present Value of the Oil and Gas Properties of the Borrower and its consolidated Subsidiaries as reflected in the Reserve Reported delivered pursuant to Section
4.7 of this First Amendment, and (B) confirms that it has heretofore provided to the Administrative Agent a schedule listing the Mortgaged Properties and the Present Value of each such Property.

      5.3 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      5.4 No Oral Agreement. This First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

      5.5 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      5.6 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

      5.7 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                          [SIGNATURES BEGIN NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:                       BILL BARRETT CORPORATION

                                By: /s/ THOMAS B. TYREE, JR.
                                   ---------------------------------------------
                                   Thomas B. Tyree, Jr., Chief Financial Officer


GUARANTORS:                     BILL BARRETT PRODUCTION COMPANY

                                By: /s/ THOMAS B. TYREE, JR.
                                   ---------------------------------------------
                                   Thomas B. Tyree, Jr., Chief Financial Officer

                                BILL BARRETT PROPERTIES INC.

                                By: /s/ THOMAS B. TYREE, JR.
                                   ---------------------------------------------
                                   Thomas B. Tyree, Jr., Chief Financial Officer

AGENTS AND LENDERS:             JPMORGAN CHASE BANK, as a Lender and as
                                Administrative Agent

                                By: /s/ ROBERT C. MERTENSOTTO
                                    ----------------------------------------
                                    Robert C. Mertensotto, Managing Director

                                       HARRIS NESBITT FINANCING, INC.,
                                       as a Lender and as Co-Documentation Agent

                                       By: /s/ JAMES V. DUCOTE
                                           -------------------------------------
                                           James V. Ducote, Vice President

                                       ROYAL BANK OF CANADA,
                                       as a Lender and as Co-Documentation Agent

                                       By: /s/ LORNE GARTNER
                                           -------------------------------------
                                           Lorne Gartner, Authorized Signatory

                                       COMERICA BANK,
                                       as a Lender and as Co-Documentation Agent

                                       By: /s/ PETER L. SELZIK
                                           -------------------------------------
                                           Peter L. Selzik, Vice President

                                       DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS, as a Lender and as
                                       Co-Documentation Agent

                                       By: /s/ CECIL S. HAYES
                                           -------------------------------------
                                           Cecil S. Hayes, Managing Director

                                       FLEET NATIONAL BANK,
                                       as a Lender and as Co-Syndication Agent

                                       By: /s/ MICHAEL J. BROCHETTI
                                           ------------------------------------
                                           Michael J. Brochetti, Director

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as a Lender and as Co-Syndication Agent

                                       By: /s/ CHARLES S. SEARLE
                                           -------------------------------------
                                           Charles S. Searle, Sr. Vice President

      EXITING LENDERS AND RESIGNING AGENTS:

      SOLELY FOR PURPOSES OF SECTION 2.13 AND THE ASSIGNMENTS AND RESIGNATIONS CONTEMPLATED THEREBY:

                                    BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    as an Exiting Lender and as a Resigning
                                    Co-Documentation Agent

                                    By: /s/ ROBERT C. MERTENSOTTO
                                        ----------------------------------------
                                        Robert C. Mertensotto, Managing Director

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as an Exiting Lender

                                       By: /s/ PHILIP TRINDER
                                           ------------------------------
                                           Philip Trinder, Vice President